Exhibit (h)(2)(xxxii)

AMENDMENT NO. 15

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 15 to the Fourth Amended and Restated Expense Limitation Agreement, effective as of May 1, 2009, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 15”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1.	New Portfolios. AXA Equitable and the Trust have determined to add the following new Portfolios to the Agreement on the terms and conditions contained in the Agreement:

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

AXA Conservative Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Growth Strategy Portfolio

(each, a “New Portfolio” and collectively, the “New Portfolios”)

2.	Name Changes. The following Portfolio names shall be changed as follows:

Current Name	New Name
EQ/AllianceBernstein Value Portfolio	EQ/Large Cap Value PLUS Portfolio
EQ/Franklin Income Portfolio	EQ/AXA Franklin Income Core Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/AXA Franklin Small Cap Value Core Portfolio
EQ/Franklin Templeton Founding Strategy Portfolio	EQ/AXA Franklin Templeton Founding Strategy Core Portfolio
EQ/Marsico Focus Portfolio	EQ/Focus PLUS Portfolio
EQ/Mutual Shares Portfolio	EQ/AXA Mutual Shares Core Portfolio
EQ/Templeton Growth Portfolio	EQ/AXA Templeton Growth Core Portfolio

3.	Expense Limitation—Applicable Expense Limit. The following sentence is added to the end of Paragraph 1.1 of the Agreement:

Unless otherwise indicated by the Maximum Annual Operating Expense Limit as set forth in Schedule A hereto, expenses of other investment companies in which a Portfolio invests shall also be excluded for purposes of determining Fund Operating Expenses.

4.	Expense Limitation—Method of Computation. The word “no” is added to the second to last sentence of Paragraph 1.3 between “to an amount” and “higher than the Maximum Annual Operating Expense Limit.”

5.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 15 to Schedule A attached hereto.

6.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 15 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 15 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 15

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
Crossings Aggressive Allocation Portfolio	0.10%	0.20%
Crossings Conservative Allocation Portfolio	0.10%	0.20%
Crossings Conservative-Plus Allocation Portfolio	0.10%	0.20%
Crossings Moderate Allocation Portfolio	0.10%	0.20%
Crossings Moderate-Plus Allocation Portfolio	0.10%	0.20%

EQ/AXA Franklin Income Core Portfolio	1.05%	1.30%
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%
EQ/AXA Franklin Templeton Founding Strategy Core Portfolio	0.15%	0.40%
EQ/AXA Mutual Shares Core Portfolio	1.05%	1.30%
EQ/AXA Templeton Growth Core Portfolio	1.10%	1.35%

EQ/Focus PLUS Portfolio	0.75%	1.00%
EQ/International Core PLUS Portfolio	0.85%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%

AXA Conservative Strategy Portfolio	0.700%*	0.950%*
AXA Conservative Growth Strategy Portfolio	0.750%*	1.000%*
AXA Balanced Strategy Portfolio	0.800%*	1.050%*
AXA Moderate Growth Strategy Portfolio	0.850%*	1.100%*
AXA Growth Strategy Portfolio	0.850%*	1.100%*

AXA Tactical Manager 500 Portfolio-I	0.70%	0.95%
AXA Tactical Manager 500 Portfolio-II	0.70%	0.95%
AXA Tactical Manager 500 Portfolio-III	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio-I	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio-II	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio-III	0.70%	0.95%
AXA Tactical Manager 400 Portfolio-I	0.70%	0.95%
AXA Tactical Manager 400 Portfolio-II	0.70%	0.95%
AXA Tactical Manager 400 Portfolio-III	0.70%	0.95%
AXA Tactical Manager International Portfolio-I	0.70%	0.95%
AXA Tactical Manager International Portfolio-II	0.70%	0.95%
AXA Tactical Manager International Portfolio-III	0.70%	0.95%

EQ/AllianceBernstein International Portfolio	0.90%	1.15%
EQ/Ariel Appreciation II Portfolio	0.90%	1.15%

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
EQ/AXA Rosenberg Value Long/Short Equity Portfolio	1.74%**	1.99%**
EQ/BlackRock International Value Portfolio	1.05%	1.30%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%
EQ/Evergreen Omega Portfolio	0.90%	1.15%
EQ/International ETF Portfolio	0.40%	0.65%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%	1.05%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Oppenheimer Main Street Opportunity Portfolio	1.05%	1.30%
EQ/Oppenheimer Main Street Small Cap Portfolio	1.05%	1.30%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Mid Cap Growth Portfolio	0.85%	1.10%
EQ/Van Kampen Real Estate Portfolio	1.01%	1.26%

*	For purposes of calculating the maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.
**	Reflects contractual limitations by Manager to waive its management fee and/or bear certain expenses, excluding dividend expense.

SCHEDULE B

AMENDMENT NO. 15

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/BlackRock International Value Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Evergreen Omega Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core PLUS Portfolio

EQ/Mid Cap Value PLUS Portfolio

Three Year Reimbursement Period:

Crossings Conservative Allocation Portfolio Crossings Conservative-Plus Allocation Portfolio Crossings Moderate Allocation Portfolio Crossings Moderate-Plus Allocation Portfolio	EQ/AllianceBernstein International Portfolio EQ/Ariel Appreciation II Portfolio EQ/AXA Rosenberg Value Long/Short Equity Portfolio
Crossings Aggressive Allocation Portfolio	EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio

EQ/AXA Franklin Income Core Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio

EQ/AXA Mutual Shares Core Portfolio

EQ/AXA Templeton Growth Core Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Focus PLUS Portfolio

EQ/International Core PLUS Portfolio

EQ/Large Cap Growth PLUS Portfolio

EQ/International ETF Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

AXA Conservative Strategy Portfolio AXA Conservative Growth Strategy Portfolio AXA Balanced Strategy Portfolio AXA Moderate Growth Strategy Portfolio AXA Growth Strategy Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III